EXHIBIT 10.42

PROMISSORY NOTE AGREEMENT

AMENDMENT 1

This AMENDMENT 1 to the PROMISSORY NOTE (the “Agreement”), effective as of June 18, 2022 is entered into by and between Hempacco Co., Inc., a Nevada company (the “Company”) and Jerry Halamuda (individually, a “Lender”.

RECITALS

WHEREAS, the Company and the Lender, entered into a Promissory Note Agreement resulting in the issuance of  promissory notes to the Purchaser which is incorporated herein by reference; and

WHEREAS, any interest not paid when due will be added to the principal and will thereafter bear interest at the rate per annum applicable to the principal hereof. The note shall be secured by 50,000 shares of common stock of Hempacco Co, Inc. At the election of the holder, the lender can request repayment of the note or accept the shares pledged as security for the loan.

WHEREAS, the Company and the Purchaser desire to amend the Agreement and the terms of the issued promissory notes to extend the Maturity Date to September 18, 2022 or sooner, and accrue all interest until the amended Maturity Date.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants and agreements contained in this Agreement and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

IN WITNESS WHEREOF, each of the parties has caused this Amendment 1 to the Agreement to be executed on its behalf effective as of the date first written above.

COMPANY: Hempacco Co., INC., A Nevada Corporation

By:	/s/ Sandro Piancone
Name:	Sandro Piancone
Title:	CEO

LENDER: JERRY HALAMUDA

By:	/s/ Jerry Halamuda
Name:	Jerry Halamuda